Exhibit 99.2

INSPIRATO, THE INNOVATIVE LUXURY TRAVEL SUBSCRIPTION BRAND,

CLOSES TRANSACTION TO BECOME PUBLICLY TRADED

- WILL BEGIN TRADING MONDAY, FEBRUARY 14 ON NASDAQ AS “ISPO” -

Denver, Colorado – February 11, 2022 – Inspirato LLC, the innovative luxury travel subscription brand, announced today that it has completed its previously announced business combination (the “Business Combination”) with Thayer Ventures Acquisition Corporation (Nasdaq: TVAC, TVACU, TVACW) (“Thayer Ventures”).

The Business Combination was approved at a special meeting of Thayer Ventures’ shareholders on February 8, 2022 and the combined company changed its name to Inspirato Incorporated (“Inspirato” or the “Company”). Beginning on Monday, February 14, 2022, Inspirato’s Class A common stock and warrants will trade on the Nasdaq Stock Market under the ticker symbols “ISPO” and “ISPOW”, respectively.

Inspirato is led by Brent Handler, Co-Founder and CEO, and Brad Handler, Co-Founder and Executive Chairman. The Board of Directors will initially consist of Brent Handler, Brad Handler, Michael Armstrong, Eric Grosse, Ann Payne, and Scot Sellers.

“We are thrilled to begin the next chapter of growth for Inspirato as a public company,” said Brent Handler, Co-Founder and CEO of Inspirato. “With this milestone accomplished, we are well positioned to accelerate our mission of revolutionizing luxury travel with our proprietary next-generation travel subscription platform. None of this would have been possible without our loyal subscribers, investors, and employees, all of whom helped us grow into the one-of-a-kind luxury brand we are today. As a public company, we look forward to expanding our portfolio of luxury vacation options and introducing the benefits of Inspirato to more and more travelers throughout the world.”

“Inspirato continues to show all the hallmarks of a disruptive leader in the luxury travel space,” said Chris Hemmeter, former Co-CEO of Thayer Ventures Acquisition Corporation. “With its network-effect subscription business model, relentless focus on subscriber satisfaction, and growing supply-side momentum, it is custom-designed to help travelers make the most of their valuable time in a post-pandemic world. We look forward to supporting Inspirato’s future growth.”

Advisors

UBS Securities LLC (“UBS”) acted as lead financial advisor and capital markets advisor to Inspirato, and co-lead placement agent for institutional investors to Thayer. Piper Sandler & Company also acted as financial advisor to Inspirato. Cantor Fitzgerald & Co. Inc., Northland Securities Inc., and Oppenheimer & Co. Inc., also acted as capital market advisors to Inspirato.

Evercore Group L.L.C. (“Evercore”) acted as lead financial advisor to Thayer and co-lead placement agent for institutional investors to Thayer. Stifel, Nicolaus & Company, Incorporated (“Stifel”) acted as lead capital markets advisor to Thayer and placement agent for institutional investors to Thayer.

Wilson Sonsini Goodrich & Rosati acted as legal advisor to Inspirato. Cooley acted as legal advisor to Thayer. Simpson Thacher & Bartlett LLP acted as legal advisor to UBS, Evercore, and Stifel in their role as placement agents for institutional investors to Thayer.

About Inspirato, Inc.

Launched in 2011, Inspirato is the innovative luxury travel subscription brand that provides affluent travelers access to a managed and controlled portfolio of hand-selected vacation options, delivered through a subscription model to ensure the service and certainty that affluent customers demand. The Inspirato portfolio includes branded luxury vacation homes available exclusively to subscribers and guests, accommodations at five-star hotel and resort partners, and custom travel experiences. In 2019, Inspirato improved travel by introducing Inspirato Pass, the world’s first luxury travel subscription that includes all nightly rates, taxes, and fees. For more information, visit www.inspirato.com.

Forward-Looking Statements

This document may contain a number of “forward-looking statements.” Forward-looking statements include information concerning Inspirato’s possible or assumed future results of operations, business strategies, debt levels, competitive position, industry environment, potential growth opportunities and the effects of regulation, including whether this Business Combination will generate returns for shareholders. These forward-looking statements are based on Inspirato’s management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Inspirato’s management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (a) the risk of delays in admitting Inspirato to trading on Nasdaq; (b) the ability to meet Nasdaq’s listing standards; (c) costs related to listing on Nasdaq; (d) the ability to implement business plans, forecasts, and other expectations after the Business Combination, and identify and realize additional opportunities; (e) the risk of downturns in the travel and hospitality industry, including residual effects of the COVID-19 pandemic; (f) the possibility that Inspirato may be adversely affected by other economic, business and/or competitive factors; (g) changes in applicable laws or regulations, including legal or regulatory developments (such as changes in local laws affecting hotels, apartments and other accommodation and regulatory developments related to special purpose acquisition companies); (h) the possibility that

Inspirato may be adversely affected by other economic, business and/or competitive factors and (i) other risks and uncertainties identified in Thayer Ventures’ registration statement on Form S-4 (File No. 333-259570) filed with the Securities and Exchange Commission (the “SEC”), which was declared effective on January 18, 2022, with respect to Inspirato’s securities issued in connection with the Business Combination, and in other documents filed or to be filed with the SEC by Inspirato and available at the SEC’s website at www.sec.gov. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the registration statement on Form S-4 referenced above and other documents previously filed by Thayer Ventures with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.

Except as required by law, Inspirato does not undertake any obligation to update or revise its forward-looking statements to reflect events or circumstances after the date of this release.

Contacts

Media Relations:

communications@inspirato.com

Investor Relations:

ir@inspirato.com

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